UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2013

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(Address of principal executive offices)

(561) 630-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On August 7, 2013, in connection with its previously announced offering in a private placement (the “Offering”) of $300.0 million aggregate principal amount of 6.125% senior unsecured notes due 2018 (the “Notes”), Bankrate, Inc. (the “Company”), certain of the Company’s subsidiaries as guarantors (the “Guarantors”) and Wilmington Trust, National Association, as trustee, executed an indenture relating to the Notes (the “Indenture”).

The information set forth under Item 2.03 is incorporated by reference.

Credit Agreement

On August 7, 2013, the Company entered into a Revolving Credit Agreement dated as of August 7, 2013 (the “Credit Agreement”), among the Company, as borrower, the Guarantors, the lenders party thereto (the “Lenders”), Royal Bank of Canada, as administrative agent, and the other parties thereto. The Credit Agreement provides for a five-year $70 million revolving facility (the “Revolving Facility”). The proceeds of any loans made under the Revolving Facility can be used for ongoing working capital requirements and other general corporate purposes, including the financing of capital expenditures and acquisitions.

Borrowings under the Revolving Facility bear interest at a rate per annum equal to the “Applicable Margin” (as defined below) plus, at the Company’s option, either (1) an adjusted base rate or (2) an adjusted eurodollar rate, each calculated in a customary manner. The Applicable Margin is 3.00% per annum with respect to base rate loans and 2.00% per annum with respect to eurodollar rate loans. In addition to paying interest on outstanding principal under the Revolving Facility, the Company must pay a commitment fee to the Lenders in respect of their undrawn revolving commitments at a rate that ranges from 0.375% to 0.50% depending on the Company’s consolidated total leverage ratio. The Company may voluntarily prepay loans under the Revolving Facility at any time without premium or penalty (subject to customary “breakage” fees in the case of eurodollar rate loans).

The Credit Agreement contains customary affirmative and negative covenants and events of default and requires the Company to comply with a maximum consolidated total leverage ratio as of the last day of any fiscal quarter only if the aggregate amount (without duplication) of letters of credit (other than letters of credit that are issued and not drawn to the extent such letters of credit are cash collateralized) and loans outstanding under the Credit Agreement exceed, on a pro forma basis, 30% of the total commitments of all Lenders at such time.

All obligations under the Credit Agreement are guaranteed by the Guarantors and are secured, subject to certain exceptions, by first priority liens and security interests in the assets of the Company and the Guarantors.

Item 1.02	Termination of a Material Definitive Agreement.

On August 7, 2013, the Company deposited $208,938,437.50 with the Trustee (as defined below) pursuant to the terms of the Indenture dated as of July 13, 2010 (as supplemented and amended from time to time, the “Existing Indenture”), by and among the Company, the Guarantors, Wilmington Trust, National Association, as trustee (the “Trustee”), and Wilmington Trust, National Association, as collateral agent, thereby satisfying and discharging the Existing Indenture and all of the Company’s obligations under the 11 3/4 Senior Secured Notes due 2015 (the “Existing Notes”) issued thereunder.

The Company also instructed the Trustee to apply such deposited funds to pay the redemption price in respect of the redemption of the Existing Notes on August 24, 2013, as previously announced by the Company on July 25, 2013.

On August 7, 2013, the Company terminated the Revolving Credit Agreement, dated as of June 10, 2011, among the Company, as borrower, certain subsidiaries of the Company, the lenders party thereto, Goldman Sachs Bank USA, as administrative agent, and the other parties thereto, and, in connection with such termination, the Company repaid all outstanding obligations thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference.

The Notes

The Company completed the Offering of the Notes on August 7, 2013. The Offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold without registration unless an exemption from such registration is available.

The Notes will accrue interest at a rate of 6.125% per year from August 7, 2013, until maturity or earlier redemption. Interest on the Notes will be payable on August 15 and February 15 of each year, commencing on February 15, 2014. The Notes will mature on August 15, 2018.

The Notes are jointly and severally, fully and unconditionally guaranteed on a senior unsecured basis by each of the Guarantors. The Notes and the guarantees will be the Company’s and each Guarantor’s, as applicable, obligation and will rank (i) equally in right of payment with all of the Company’s and any Guarantor’s, as applicable, other existing and future senior unsecured obligations and (ii) senior in right of payment with all of the Company’s and the Guarantors’, as applicable, future subordinated indebtedness. The Notes and guarantees will be (1) effectively subordinated to any of the Company’s or any Guarantor’s, as applicable, existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and (2) structurally subordinated to all of the existing and future indebtedness (including trade payables) of the Company’s subsidiaries that do not guarantee the Notes.

On or after August 15, 2015, the Company may redeem some or all of the Notes at any time at specified fixed redemption prices plus accrued and unpaid interest, if any, to the applicable date of redemption. Prior to August 15, 2015, the Company may redeem some or all of the Notes at a redemption price of 100% of the principal amount of the Notes plus an “Applicable Premium” (as defined in the Indenture). At any time prior to August 15, 2015, the Company may redeem up to 40% of the Notes from the proceeds of one or more equity offerings at a price equal to 106.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 60% of the original aggregate principal amount of the Notes (including any additional notes of such series, if any) issued remains outstanding after such redemption.

Following a Change of Control Triggering Event (as defined in the Indenture), the Company will be required to make an offer to repurchase the Notes in cash from holders at a price equal to 101% of their aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase.

The Indenture contains customary covenants and events of default for issuances of this type.

Item 8.01	Other Events.

On August 2, 2013, the Company announced the pricing of the Offering. The press release announcing the pricing is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed herewith:

99.1	Press Release dated August 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2013	BANKRATE, INC.

	By:	/s/ Edward J. DiMaria
Edward J. DiMaria
SVP, Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release dated August 2, 2013